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                                                                   EXHIBIT 10.16


                  CONVERTIBLE UNSECURED DEMAND PROMISSORY NOTE

                                                              September 27, 2002

         FOR VALUE RECEIVED, the undersigned, PILOT THERAPEUTICS HOLDINGS, INC., a Delaware corporation (the "COMPANY"), having an address at 101 N. Chestnut Street, Suite 102, Winston-Salem, North Carolina 27101, attention: Floyd "Ski" Chilton III, PhD., President, Chief Executive Officer and Chief Scientific Officer, hereby promises to pay to the order of Academy Centennial Fund, LLC (the "LENDER"), at such place as the Lender may designate by written notice to the Company, the principal sum of SEVENTY-FIVE THOUSAND DOLLARS ($75,000) plus interest on the principal balance hereof at a per annum rate of 5.0%, Unless this Note is earlier redeemed, the principal amount of this Note and all accrued interest thereon shall be payable on the earlier of (i) December 31, 2002 or
(ii) the Lender's demand for payment in a written notice delivered to the Company which specifies the date of payment.

         So long as any principal of this Note or any accrued interest thereon remains unpaid, the Lender shall have the right to notify the Company, in writing, that it wants to convert all or a portion of the principal of this Note and accrued interest thereon into restricted shares of common stock of the Company at a conversion price equal to $3.00 per common share (the "Conversion Notice"). Upon receipt of a Conversion Notice, the Company shall promptly issue and deliver to the Lender or its designee the number of shares of restricted common stock of the Company, calculated in accordance with the immediately preceding sentence, set forth in the Conversion Notice.

         This Note is subject to prepayment in whole or in part at the option of the Company at any time, upon not less than 5 days' prior written notice delivered to the Lender, at a price equal to the then outstanding principal amount hereof, plus accrued interest to the date of prepayment. In the event that the Company shall make a partial prepayment hereof, the Company shall prepay such principal amount hereof as set forth in such notice, together with interest accrued thereon to the date of prepayment.

         Nothing contained herein shall require the Company to pay, or the Lender to accept, interest in an amount which would subject the Lender to any penalty or forfeiture under applicable law. Notwithstanding that it is not intended hereby to charge interest at a rate in excess of the maximum legal rate of interest permitted to be charged to the Company under applicable law, if interest in excess of such maximum legal rate shall be payable hereunder, then ipso facto such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been received, such excess shall be applied by the Lender in reduction of the outstanding principal indebtedness on this Note.

         In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

         Presentment, protest and demand, notice of demand, notice of acceleration, notice of intent to accelerate, dishonor, nonpayment and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. All makers, sureties, guarantors and endorsers hereof agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of such makers, sureties, guarantors or endorsers.


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         The Company promises to pay all reasonable costs of collection upon default in the payment of this Note or interest hereon when due.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer, as of the date first written above.



                               PILOT THERAPEUTICS HOLDINGS, INC.



                               By:      /s/ Floyd H. Chilton III, PhD
                                   ------------------------------------------
                                           Floyd "Ski" Chilton III, PhD.
                                      President, Chief Executive Officer and
                                             Chief Scientific Officer


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